UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 29, 2011

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 29, 2011, Inmet Mining Corporation (“Inmet”) announced that its pending merger with Lundin Mining Corporation (“Lundin”), pursuant to an arrangement agreement dated January 12, 2011 (the “Inmet-Lundin Arrangement”), has been mutually terminated in accordance with its terms.  Inmet is a Canadian company whose shares are listed on the Toronto Stock Exchange.  In announcing the termination, both Inmet and Lundin stated that they have agreed that Inmet's right to a break fee of $120 million, in accordance with the arrangement agreement, will be preserved in connection with the unsolicited offer of Equinox Minerals Limited to acquire Lundin.

As a result of the termination of the Inmet-Lundin Arrangement, the previously disclosed voting and support agreement between Leucadia National Corporation and Lundin in support of the Inmet-Lundin Arrangement has automatically terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2011

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Barbara L. Lowenthal
Name: Barbara L. Lowenthal
Title: Vice President

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